Exhibit 99.1

CareCloud Reports Second Quarter 2025 Results

Delivers first quarter of positive GAAP EPS in Company’s history since going public, announces initial results from AI Initiative

SOMERSET, N.J. August 5, 2025 (GLOBE NEWSWIRE) - CareCloud, Inc. (Nasdaq: CCLD, CCLDO), (“CareCloud” or the “Company”), a leader in healthcare technology and generative AI solutions, today announced strong financial results for the quarter ended June 30, 2025. CareCloud’s strategic execution, AI-driven innovation, and disciplined financial management has positioned the Company for sustained profitability and long-term growth. Management will discuss these results and the Company’s 2025 growth strategies in a live conference call today at 8:30 a.m. ET.

Second Quarter 2025 Highlights

●	GAAP net income of $2.9 million, compared to $1.7 million in Q2 2024, an increase of 73%
●	Positive GAAP EPS of $0.04 per share, compared to negative GAAP EPS of ($0.14) per share in Q2 of 2024
●	Adjusted net income of $3.3 million, or $0.07 per share, compared to $3.0 million in Q2 2024
●	Adjusted EBITDA of $6.5 million, compared to $6.4 million in Q2 2024
●	Revenue of $27.4 million, compared to $28.1 million in Q2 2024

Year-to-date 2025 Highlights

●	GAAP net income of $4.9 million, compared to $1.4 million in the same period last year, an increase of 238%
●	Positive GAAP EPS of $0.02 per share, compared to a negative GAAP EPS of ($0.24) per share in the same period last year
●	Adjusted net income of $5.6 million, or $0.13 per share, compared to $3.2 million in the same period last year
●	Adjusted EBITDA of $12.1 million, compared to $10.1 million in the same period last year, an increase of 20%
●	Free cash flow of $9.0 million, compared to $4.9 million in the same period last year, an increase of 85%
●	Revenue of $55.0 million, compared to $54.1 million in the same period last year

Recent Strategic Updates

●	Financial Achievement: First quarter of positive GAAP EPS in CareCloud’s history since going public in 2014
●	AI Center of Excellence: Now live and scaling to 500 team members by year-end, with dedicated teams driving product innovation
●	Acquisition Strategy Reignited: Completed two acquisitions so far this year, with additional acquisition opportunities actively under evaluation

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Management Commentary:

“The launch of our AI Center of Excellence marks a pivotal moment in CareCloud’s evolution,” said A. Hadi Chaudhry, Co-CEO of CareCloud. “By building one of the largest dedicated healthcare AI teams globally, we are creating real-world solutions to automate clinical workflows, optimize revenue cycle management, and improve patient outcomes. This initiative is intended to accelerate our operational efficiency as well as positioning CareCloud at the forefront of intelligent healthcare transformation, driving sustainable profitability and long-term growth for ourselves and the healthcare providers who use our services. We are already using AI to enhance product development, including deploying specialty-specific versions of our EHR, to allow our providers to improve their productivity with cirrusAI Notes, and to automate some follow-up tasks which would otherwise require additional members of our operations team.”

“After record profits and a successful turnaround in 2024, we are excited to announce continued momentum and financial strength as demonstrated by achieving positive GAAP EPS in this quarter, the first time in the Company’s history since going public in 2014,” said Co-CEO Stephen Snyder. “With two recent acquisitions and the launch of our AI Center of Excellence, CareCloud is not just responding to the market shift — we are leading it.”

“We are pleased to announce our fifth consecutive quarter of positive GAAP net income and an increase in year-to-date revenue, adjusted EBITDA and free cash flow year-over-year,” said Norman Roth, Interim CFO and Corporate Controller of CareCloud. “We continue to pay our preferred stock dividends monthly out of internally generated free cash flow, while generating additional profits and cash flow which we are reinvesting for future growth. We have declared and paid preferred stock dividends every month during 2025.”

Capital

On June 30, 2025, the Company had 984,530 shares of Series A Preferred Stock and 1,511,372 shares of non-convertible Series B Preferred Stock outstanding. As of June 30, 2025, the Series A and B shares both accrued dividends at the rate of 8.75% per annum, based on the $25.00 per share liquidation preference (equivalent to $2.1875 annually per share), and they are redeemable at the Company’s option once the preferred stock dividends are brought current. Also as of June 30, 2025, the Company had 42,322,039 shares of common stock outstanding.

2025 Guidance: Poised for Growth

CareCloud is reconfirming its earnings guidance for 2025, expecting:

For the Fiscal Year Ending December 31, 2025 Forward-Looking Guidance
Revenue	$111 – $114 million
Adjusted EBITDA	$26 – $28 million
GAAP Net Income Per Share (EPS)	$0.10 – $0.13

The Company continues to anticipate full year 2025 revenue of approximately $111 to $114 million. Revenue guidance is based on management’s expectations regarding revenue from existing clients, organic growth in new client additions and anticipated number of small tuck-in acquisitions.

Adjusted EBITDA is expected to be $26 to $28 million for the full year 2025 and reflects improvements from the Company’s cost reduction efforts. GAAP EPS is expected to be $0.10 to $0.13 for the full year 2025.

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Conference Call Information

CareCloud management will host a conference call today at 8:30 a.m. Eastern Time to discuss the first half of 2025 results. The live webcast of the conference call and related presentation slides can be accessed at ir.carecloud.com/events. An audio-only option is available by dialing 201-389-0920 and referencing “CareCloud Second Quarter 2025 Results Conference Call.” Investors who opt for audio-only will need to download the related slides at ir.carecloud.com/events.

A replay of the conference call and related presentation slides will be available approximately three hours after conclusion of the call at the same link. An audio-only option can also be accessed by dialing 412-317-6671 and providing the access code 13754330.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “forecasts,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of pandemics on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, manage and keep our information systems secure and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

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The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About CareCloud

CareCloud (Nasdaq: CCLD, CCLDO) brings disciplined innovation and generative AI solutions to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), artificial intelligence (AI), business intelligence (BI), patient experience management (PXM) and digital health, at carecloud.com.

Follow CareCloud on LinkedIn, X and Facebook.

For additional information, please visit our website at carecloud.com. To listen to video presentations by CareCloud’s management team, read recent press releases and view the latest investor presentation, please visit ir.carecloud.com.

SOURCE CareCloud

Company Contact:

Norman Roth

Interim Chief Financial Officer and Corporate Controller

CareCloud, Inc.

nroth@carecloud.com

Investor Contact:

Stephen Snyder

Co-Chief Executive Officer

CareCloud, Inc.

ir@carecloud.com

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CARECLOUD, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands, except share and per share amounts)

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash	$10,440	$5,145
Accounts receivable - net	13,563	12,774
Contract asset	3,955	4,334
Inventory	523	574
Current assets - related party	16	16
Prepaid expenses and other current assets	2,593	1,957
Total current assets	31,090	24,800
Property and equipment - net	5,828	5,290
Operating lease right-of-use assets	3,058	3,133
Intangible assets - net	15,512	18,698
Goodwill	19,192	19,186
Other assets	564	507
TOTAL ASSETS	$75,244	$71,614
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,215	$4,565
Accrued compensation	3,324	1,817
Accrued expenses	4,909	4,951
Operating lease liability (current portion)	1,294	1,287
Deferred revenue (current portion)	1,232	1,212
Notes payable (current portion)	222	310
Contingent consideration (current portion)	330	-
Dividend payable	714	5,438
Total current liabilities	16,240	19,580
Notes payable	86	26
Contingent consideration	426	-
Operating lease liability	1,785	1,847
Deferred revenue	631	387
Total liabilities	19,168	21,840
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 shares. Series A, issued and outstanding 984,530 and 4,526,231 shares at June 30, 2025 and December 31, 2024, respectively. Series B, issued and outstanding 1,511,372 shares at June 30, 2025 and December 31, 2024.	2	6
Common stock, $0.001 par value - authorized 85,000,000 shares. Issued 43,062,838 and 16,997,035 shares at June 30, 2025 and December 31, 2024, respectively. Outstanding 42,322,039 and 16,256,236 shares at June 30, 2025 and December 31, 2024, respectively	43	17
Additional paid-in capital	122,635	121,046
Accumulated deficit	(61,780)	(66,630)
Accumulated other comprehensive loss	(4,162)	(4,003)
Less: 740,799 common shares held in treasury, at cost at June 30, 2025 and December 31, 2024	(662)	(662)
Total shareholders’ equity	56,076	49,774
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$75,244	$71,614

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CARECLOUD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

($ in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
NET REVENUE	$27,377	$28,090	$55,009	$54,052
OPERATING EXPENSES:
Direct operating costs	14,480	15,242	29,944	30,419
Selling and marketing	1,118	1,664	2,249	3,434
General and administrative	4,358	4,028	8,690	7,749
Research and development	1,020	1,055	2,255	1,968
Depreciation and amortization	3,382	3,714	6,719	7,644
Restructuring costs	23	116	137	438
Total operating expenses	24,381	25,819	49,994	51,652
OPERATING INCOME	2,996	2,271	5,015	2,400
OTHER:
Interest income	51	24	93	51
Interest expense	(68)	(288)	(126)	(653)
Other expense - net	(35)	(294)	(49)	(287)
INCOME BEFORE PROVISION FOR INCOME TAXES	2,944	1,713	4,933	1,511
Income tax provision	42	39	83	78
NET INCOME	$2,902	$1,674	$4,850	$1,433

Preferred stock dividend	1,365	3,923	4,176	5,235
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1,537	$(2,249)	$674	$(3,802)

Net income (loss) per common share: basic and diluted	$0.04	$(0.14)	$0.02	$(0.24)
Weighted-average common shares used to compute basic and diluted loss per share	42,321,629	16,132,420	33,118,912	16,073,364

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CARECLOUD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024

($ in thousands)

	2025	2024
OPERATING ACTIVITIES:
Net income	$4,850	$1,433
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,855	7,818
Lease amortization	901	1,008
Deferred revenue	264	(22)
Provision for expected credit losses	169	123
Foreign exchange loss (gain)	1	(57)
Interest accretion	219	321
Stock-based compensation expense (benefit)	219	(443)
Changes in operating assets and liabilities:
Accounts receivable	(958)	(1,314)
Contract asset	411	294
Inventory	51	(32)
Other assets	(838)	(825)
Accounts payable and other liabilities	377	41
Net cash provided by operating activities	12,521	8,345
INVESTING ACTIVITIES:
Purchases of property and equipment	(1,786)	(425)
Capitalized software and other intangible assets	(1,677)	(3,046)
Initial payment for acquisition	(40)	-
Net cash used in investing activities	(3,503)	(3,471)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(3,317)	-
Settlement of tax withholding obligations on stock issued to employees	(22)	(184)
Repayments of notes payable	(355)	(328)
Repayment of line of credit	-	(5,000)
Net cash used in financing activities	(3,694)	(5,512)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(29)	(76)
NET INCREASE (DECREASE) IN CASH	5,295	(714)
CASH - Beginning of the period	5,145	3,331
CASH - End of the period	$10,440	$2,617
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of preferred stock and accrued dividends to common stock	$2,435	$-
Dividends declared, not paid	$714	$5
Purchase of prepaid insurance with assumption of note	$-	$96
Reclass of deposits for property and equipment placed in service	$-	$296
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$144	$122
Interest	$44	$527

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA to GAAP Net Income

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net income.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	($ in thousands)
Net revenue	$27,377	$28,090	$55,009	$54,052

GAAP net income	2,902	1,674	4,850	1,433

Provision for income taxes	42	39	83	78
Net interest expense	17	264	33	602
Foreign exchange loss / other expense	41	306	60	301
Stock-based compensation expense (benefit)	111	265	219	(443)
Depreciation and amortization	3,382	3,714	6,719	7,644
Transaction and integration costs	11	11	23	23
Restructuring costs	23	116	137	438
Adjusted EBITDA	$6,529	$6,389	$12,124	$10,076

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Non-GAAP Adjusted Operating Income to GAAP Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating income and GAAP operating margin.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	($ in thousands)
Net revenue	$27,377	$28,090	$55,009	$54,052

GAAP net income	2,902	1,674	4,850	1,433
Provision for income taxes	42	39	83	78
Net interest expense	17	264	33	602
Other expense - net	35	294	49	287
GAAP operating income	2,996	2,271	5,015	2,400
GAAP operating margin	10.9%	8.1%	9.1%	4.4%

Stock-based compensation expense (benefit)	111	265	219	(443)
Amortization of purchased intangible assets	193	586	282	1,426
Transaction and integration costs	11	11	23	23
Restructuring costs	23	116	137	438
Non-GAAP adjusted operating income	$3,334	$3,249	$5,676	$3,844
Non-GAAP adjusted operating margin	12.2%	11.6%	10.3%	7.1%

Non-GAAP Adjusted Net Income to GAAP Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net income and GAAP net income per share.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	($ in thousands)
GAAP net income	$2,902	$1,674	$4,850	$1,433

Foreign exchange loss / other expense	41	306	60	301
Stock-based compensation expense (benefit)	111	265	219	(443)
Amortization of purchased intangible assets	193	586	282	1,426
Transaction and integration costs	11	11	23	23
Restructuring costs	23	116	137	438
Non-GAAP adjusted net income	$3,281	$2,958	$5,571	$3,178

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For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of June 30, 2025 and 2024.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net income (loss) attributable to common shareholders, per share	$0.04	$(0.14)	$0.02	$(0.24)
Impact of preferred stock dividend	0.03	0.24	0.09	0.33
Net income per end-of-period share	0.07	0.10	0.11	0.09

Foreign exchange loss / other expense	0.00	0.02	0.00	0.02
Stock-based compensation expense (benefit)	0.00	0.01	0.01	(0.03)
Amortization of purchased intangible assets	0.00	0.04	0.01	0.09
Transaction and integration costs	0.00	0.00	0.00	0.00
Restructuring costs	0.00	0.01	0.00	0.03
Non-GAAP adjusted earnings per share	$0.07	$0.18	$0.13	$0.20

Net cash provided by operating activities to free cash flow

Set forth below is a reconciliation of our non-GAAP “free cash flow” to our GAAP net cash provided by operating activities.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	($ in thousands)
Net cash provided by operating activities	$7,408	$4,279	$12,521	$8,345

Purchases of property and equipment	(1,162)	(127)	(1,786)	(425)
Capitalized software and other intangible assets	(831)	(1,476)	(1,677)	(3,046)
Initial payment for acquisition	-	-	(40)	-
Free cash flow	$5,415	$2,676	$9,018	$4,874

Net cash used in investing activities [1]	$(1,993)	$(1,603)	$(3,503)	$(3,471)
Net cash used in financing activities	$(1,762)	$(4,138)	$(3,694)	$(5,512)

1 Net cash used in investing activities includes purchases of property and equipment and capitalized software and other intangible assets, which are also included in our computation of free cash flow.

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of CareCloud and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

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Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, impairment charges and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, impairment charges and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, impairment charges, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange loss/other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense (benefit). Stock-based compensation expense (benefit) is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

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Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring costs. Restructuring costs primarily consist of severance and separation costs associated with the optimization of the Company’s operations and profitability improvements. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Free cash flow. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company’s financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net operating results as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, the Company’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our condensed consolidated statements of cash flows.

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